Exhibit 10.8

FIRST AMENDMENT

TO REIMBURSEMENT AGREEMENT

THIS FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT (this “Amendment”) is dated as of December 17, 2010 and is entered into by and among PIVOTAL UTILITY HOLDINGS, INC., a New Jersey corporation (the “Applicant’’), AGL RESOURCES INC., a Georgia corporation  (the “Guarantor’’), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, a Japanese banking company acting through its New York Branch (“BTMU New York”), as the Issuing Bank and the Administrative Agent (the “Issuing Bank” and the “Administrative Agent”, respectively), acting with the consent of the Required Banks, and is made with reference to that certain REIMBURSEMENT AGREEMENT dated as of October 14, 2010 (the “Reimbursement Agreement”) by and among the Applicant, the Guarantor, the Banks party thereto, the Issuing Bank and the Administrative Agent referencing the $20,000,000 Industrial Development Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Reimbursement Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, Guarantor has entered into an Agreement and Plan of Merger, dated as of December 6, 2010 (the “Acquisition Agreement”), among Guarantor, Apollo Acquisition Corp., an Illinois corporation and a wholly-owned Subsidiary of Guarantor (“Merger Sub”), Ottawa Acquisition LLC, an Illinois limited liability company and a wholly-owned Subsidiary of Guarantor (“Merger LLC”), and Nicor Inc., an Illinois corporation (“Nicor”);

WHEREAS, pursuant to the Acquisition Agreement, Merger Sub will merge with and into Nicor and immediately thereafter the surviving corporation thereof will merge with and into Merger LLC (such consecutive mergers, the “Nicor Merger”);

WHEREAS, in connection therewith, the Credit Parties have requested that the Required Banks agree to amend certain provisions of the Reimbursement Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Required Banks are willing to agree to such amendment relating to the Reimbursement Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO REIMBURSEMENT AGREEMENT

1.1	Amendments to Section 1: Definitions.

Section 1.1 of the Reimbursement Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“First Amendment”: that certain First Amendment to Reimbursement Agreement dated as of December 17, 2010 among the Applicant, the Guarantor, the Issuing Bank, the Administrative Agent and the financial institutions listed on the signature pages thereto.

“First Amendment Effective Date”: the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Merger Agreement”: the Agreement and Plan of Merger, dated as of December 6, 2010, among Guarantor, Apollo Acquisition Corp., an Illinois corporation, Ottawa Acquisition LLC, an Illinois limited liability company and Nicor.

“Nicor”: Nicor Inc., an Illinois corporation.

“Nicor Merger”: the merger of a wholly-owned Subsidiary of Guarantor with and into Nicor and the immediately subsequent merger of the surviving corporation thereof into another wholly-owned Subsidiary of Guarantor in accordance with the Merger Agreement.

Section 1.1 of the Reimbursement Agreement is further amended by adding the following in the definition of “Consolidated Total Debt” at the end of the parenthetical therein “and excluding, solely during the period prior to the Closing Date (as defined in the Merger Agreement), any Indebtedness incurred solely for the purpose of funding the Cash Consideration (as defined in the Merger Agreement) necessary to consummate the Nicor Merger, provided that (i) the proceeds of such Indebtedness have been deposited in escrow for the benefit of the holders or lenders of such Indebtedness pending consummation of the Nicor Merger (it being understood and agreed that such escrow, and any associated Lien relating thereto, shall not constitute a Lien for any purpose hereof), (ii) such escrow arrangement is reasonably satisfactory  to the Administrative Agent and (iii) the aggregate principal amount of such Indebtedness does not exceed $1,050,000,000 at any time”.

1.2	Amendments to Section 4.14.

Section 4.14 of the Reimbursement Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“As of the Closing Date, (a) Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of each of Guarantor and the Applicant and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and whether such Subsidiary is then a Restricted Subsidiary or Unrestricted Subsidiary and (b) except as set forth on Schedule 4.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock performance grants granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Applicant or any of Guarantor’s or the Applicant’s respective Subsidiaries, except as created by the Credit Documents.”

1.3	Amendments to Section 5.2.

Section 5.2 of the Reimbursement Agreement is hereby amended by changing the letter “(d)” to “(e)” in the final clause thereof and inserting the following immediately preceding the word “and” at the end of clause (c) thereof “(d) at least three (3) Business Days prior to the consummation of the Nicor Merger (or at such other time as the Administrative Agent may agree), a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent supplementing or reaffirming, as the case may be, the information set forth on Schedule 6.2(j), it being understood that any modification to such Schedule may not be deemed or construed to amend such Schedule in any respect unless such modification is satisfactory to the Administrative Agent in its reasonable discretion;”.

1.4	Amendments to Section 6.2.

Section 6.2 of the Reimbursement Agreement is hereby amended as follows:

(i)
by deleting clause (j) thereof and replacing it in its entirety with the following: “(j) (1) Liens on the property of Nicor and its Subsidiaries existing at the time the Nicor Merger is consummated and not incurred in contemplation of the Nicor Merger (but in the case of Liens securing Indebtedness for borrowed money, only to the extent set forth on Schedule 6.2(j) as such Schedule may be supplemented pursuant to Section 5.2(d) hereof), provided that such Liens do not extend to or cover any assets or property of the Guarantor or any of its Subsidiaries (other than Nicor and its Subsidiaries existing at the time the Nicor Merger is consummated) and (2) other Liens on the property of a Person existing at the time such Person is merged or consolidated with Guarantor or any other Group Member and not incurred in contemplation with such merger or consolidation (for the avoidance of doubt, not including any Liens described in the foregoing clause (1)); and”;

(ii) by deleting clause (k) thereof and replacing it in its entirety with the following: "(k) Liens created or outstanding on Assets of Guarantor or other Group Members, provided that the aggregate outstanding principal, capital and nominal amounts secured by all Liens created or outstanding as permitted under clauses (f), (g), (h), (i) and (j)(2) above and this clause (k) shall not at any time exceed 15% of Consolidated Net Worth.".

1.5	Amendments to Section 6.5.

Section 6.5 of the Reimbursement Agreement is hereby amended by inserting the following immediately after the words “Capital Stock” at the end of clause (b) thereof “(provided that Guarantor may pay dividends on shares of its Capital Stock within 60 days after the date of declaration thereof, so long as on the date of declaration no Event of Default shall have occurred and be continuing or result therefrom)”.

1.6	Amendments to Section 6.7.

Section 6.7 of the Reimbursement Agreement is hereby amended by (i) deleting the “and” at the end of Subsection 6.7(e) and (ii) inserting the following immediately preceding the period at the end thereof "(g) (x) intercompany Investments between Guarantor and the Applicant, (y) intercompany Investments between Group Members (other than Guarantor and the Applicant) and (z) intercompany Investments between any Group Member (other than Guarantor and the Applicant) and Guarantor and the Applicant to the extent necessary (i) in the ordinary course of business or (ii) as may be reasonably necessary to effectuate the Merger; and (h) any Investments made by Nicor or its Subsidiaries existing at the time the Nicor Merger is consummated; provided, that such Investment was not made in contemplation of the Nicor Merger”.

1.7	Amendments to Section 6.8.

Section 6.8 of the Reimbursement Agreement is hereby amended by inserting the following immediately preceding the period at the end thereof "and (c) any agreement in effect at the time any Person becomes a Subsidiary of Guarantor (including by way of merger or consolidation); provided that (i) such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (ii) such restrictions apply only to the property or assets of such Person and its respective Subsidiaries existing at the time such Person becomes a Subsidiary of Guarantor”.

1.8	Amendments to Section 6.9.

Section 6.9 of the Reimbursement Agreement is hereby amended by inserting the following immediately preceding the period at the end thereof ", and (iii) any agreement in effect at the time any Person becomes a Subsidiary of Guarantor (including by way of merger or consolidation); provided that (x) such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (y) such restrictions apply only to the property or assets of such Person and its respective Subsidiaries existing at the time such Person becomes a Subsidiary of Guarantor, (iv) solely in the case of clause (c) above, any agreement governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (v) solely in the case of clause (c) above, customary provisions in leases, licenses and other contracts restricting the assignment thereof".

1.9	Amendments to Section 6.10.

Section 6.10 of the Reimbursement Agreement is hereby amended by inserting the following immediately preceding the comma at the end of clause (i) thereof "(or, in the case of Nicor and its Subsidiaries, on the date of the consummation of the Nicor Merger)".

1.10	Amendments to Schedule 6.8.

Schedule 6.8 of the Reimbursement Agreement is hereby amended by inserting the following language after item number 11 thereof:

“12.
A $300,000,000 term loan credit agreement, currently anticipated to be entered into on or about December 2010, among AGL Resources Inc., as Guarantor, AGL Capital Corporation, as Borrower, the Lenders from time to time party thereto, Goldman Sachs Bank USA, as Administrative Agent, and the other agents party thereto, pursuant to which AGL Capital Corporation will use the proceeds to refinance its 7.125% notes due January 14, 2011, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

13.
A $1,050,000,000 senior bridge term loan agreement, currently anticipated to be entered into on or about December 2010, among AGL Resources Inc., as Guarantor, AGL Capital Corporation, as Borrower, the Lenders from time to time party thereto, Goldman Sachs Bank USA, as Administrative Agent, and the other agents party thereto, pursuant to which AGL Capital Corporation will fund, in part, the cash consideration for the acquisition of Nicor, Inc., and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

14.
Credit Agreement, dated as of April 23, 2010, among Northern Illinois Gas Company and Nicor Inc., as Borrowers, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

15.
364-Day Credit Agreement, dated as of April 23, 2010, among Northern Illinois Gas Company, as Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

16.
Trust Indenture and Security Agreement, dated as of May 15, 2001, between Horizon Pipeline Company, L.L.C, as the Company, and BNY Midwest Trust Company, as the Trustee, amended, restated, modified, renewed, refunded, replaced or refinanced

17.
Indenture, dated as of January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as amended, restated, modified, renewed, refunded, replaced or refinanced.

18.	$120,000,000 in Central Valley Gas Storage, L.L.C. debt financing currently anticipated to be incurred in March 2012.

1.11	Amendments to Schedules.

The Schedules to the Reimbursement Agreement are hereby amended by inserting new Schedule 6.2(j) in the form attached to the Amendment as Exhibit A.

SECTION II.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and (ii) consent and authorization from the Required Banks to execute this Amendment on their behalf.

B. Consent Fees.  The Administrative Agent shall have received, for the account of  each Bank consenting to this Amendment, a consent fee equal to 0.10% of the aggregate principal amount of such Bank’s Commitment.

C. Other Fees.  The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the First Amendment Effective Date to the extent invoiced in reasonable detail, including, without limitation, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Applicant hereunder or any other Credit Document.

D. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

E. Merger Agreement. The Administrative Agent shall have received a duly executed copy of the Merger Agreement as in effect as of the First Amendment Effective Date.

F. Other Documents.  The Administrative Agent and the Banks shall have received such other documents, information or agreements regarding the Credit Parties as the Administrative Agent may reasonably request.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Amendment and to amend the Reimbursement Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Bank that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Reimbursement Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict.  The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Guarantor or the Applicant or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of the Banks), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Applicant and Guarantor of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Reimbursement Agreement. The representations and warranties contained in Article 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

H. Release of Claims.  No Credit Party has any knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the execution of this Amendment.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Reimbursement Agreement and this Amendment and consents to the amendment of the Reimbursement Agreement effected pursuant to this Amendment.  Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Reimbursement Agreement or any other Credit Document to consent to the amendments to the Reimbursement Agreement effected pursuant to this Amendment and (ii) nothing in the Reimbursement Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of Guarantor to any future amendments to the Reimbursement Agreement.

SECTION V.	MISCELLANEOUS

A. Reference to and Effect on the Reimbursement Agreement and the Other Credit Documents.

(i) On and after the First Amendment Effective Date, each reference in the Reimbursement Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Reimbursement Agreement, and each reference in the other Credit Documents to the “Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement shall mean and be a reference to the Reimbursement  Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Reimbursement Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Administrative Agent or Bank under, the Reimbursement Agreement or any of the other Credit Documents.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

APPLICANT:	PIVOTAL UTILITY HOLDINGS, INC.

             By:  /s/Andrew W. Evans
    Name: Andrew W. Evans
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Consent and First Amendment to Reimbursement Agreement in connection with
$20,000,000 Industrial Development Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005]

GUARANTOR:	AGL RESOURCES INC.

           By:  /s/ Andrew W. Evans
                        Name: Andrew W. Evans
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Consent and First Amendment to Reimbursement Agreement in connection with
$20,000,000 Industrial Development Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Issuing Bank and Administrative Agent

    By:   /s/Alan Reiter
              Name: Alan Reiter
 Title:   Authorized Signatory

[Signature Page to Consent and First Amendment to Reimbursement Agreement in connection with
$20,000,000 Industrial Development Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005]

Exhibit A to
First Amendment

SCHEDULE 6.2(j)

NICOR LIENS SECURING DEBT FOR BORROWED MONEY

1.
Liens granted pursuant to that certain Trust Indenture and Security Agreement, dated as of May 15, 2001, between Horizon Pipeline Company, L.L.C, as the Company, and BNY Midwest Trust Company, as the Trustee, amended, restated, modified, renewed, refunded, replaced or refinanced.

2.
Liens granted pursuant to that certain Indenture, dated as of January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as amended, restated, modified, renewed, refunded, replaced or refinanced.